UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2024

Sonendo, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40988	20-5041718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26061 Merit Circle, Suite 102
Laguna Hills, California		92653
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 766-3636

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONX	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K (this “Report”), the information contained in Item 5.03 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported, on June 10, 2024 at the annual meeting of stockholders, the stockholders of Sonendo, Inc. (the “Company”) approved and adopted an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock, at a specific ratio, at the discretion of the Company’s board of directors at any time prior to the Company’s 2025 annual meeting of stockholders, with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders. In September 2024, the Board approved a 1-for-200 reverse stock split.

On October 16, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-200 split of its common stock, par value $0.001 per share (the “Reverse Stock Split”). The Reverse Stock Split became effective as of October 18, 2024 (the “Effective Time”).

As a result of the Reverse Stock Split, each two hundred shares of the Company’s common stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time will be automatically reclassified as and changed into one share of the Company’s common stock. No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders who are entitled to fractional shares will receive a cash payment in lieu of receiving fractional shares (after taking into account and aggregating all shares of the Company’s common stock then held by such stockholder) equal to the fractional share interest multiplied by $0.05 (the per share closing price of the Company’s common stock, on a post-split basis, as last reported on the OTCQX market on October 17, 2024).

The Reverse Stock Split was submitted to the Financial Industry Regulatory Authority (“FINRA”) on September 18, 2024. The processing of the effects of the Reverse Stock Split by FINRA on the reported price of the common stock on the OTC Markets Group Inc. will occur at the time that the Reverse Stock Split is announced by FINRA on its OTC Daily List, which will occur following the completion of their review. The new CUSIP number for the Company’s common stock following the Reverse Stock Split is 835431206.

A copy of the Certificate of Amendment is attached to this current report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this report:

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Sonendo, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonendo, Inc.

Date:	October 22, 2024	By:	/s/ John Bostjancic
John Bostjancic Chief Financial Officer